Exhibit 10.1
Compensation Arrangements for Non-Employee Directors
First Financial Bancorp. (FFBC)
(New — effective January 1, 2006)

Retainer:	Current	New

Non-Employee Directors	$15,000	$10,000

Amendments to Director Fee Stock Plan will be submitted for shareholder approval at annual meeting to permit investing of FFB retainer in FFBC stock.

	Current	New

FFBC Chairman: (no change)	$30,000	$30,000

Equity Awards:	Current	New

Non-Employee Directors (@ election & re-election)	8,663 options (expected value of $16,952 per year or $50,859 for 3-year period)	$60,000 in value of restricted stock with 1/3 vesting per year for 3 years

Amendments to Director Stock Plan will be submitted for shareholder approval at annual meeting to permit granting of restricted awards.

Board Attendance Fees: (no change)	Current	New

Non-Employee Directors	$750	$750

Committee Attendance Fees:	Current	New

Non-Employee Directors	$500	$600

Committee Chair Retainer:	Current	New

Compensation/Corp Gov. & Nominating	$1,000	$2,000
Audit	$1,000	$4,000

Travel Expense Reimbursement

Directors are entitled to reimbursement of their reasonable travel expenses for attending Board of Director and Committee meetings.